Exhibit 2

LOCK-UP AGREEMENT

April 10, 2017

Wunderlich Securities

4695 MacArthur Court

Suite 450

Newport Beach, CA 92660

Re:	Veritone, Inc., a Delaware corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is a holder of record or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) of certain shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), or securities convertible into, exchangeable, or exercisable for shares of Common Stock (“Securities”). The undersigned understands that Wunderlich Securities (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company with respect to a public offering of the Company’s Common Stock (the “Offering”) by the several underwriters to be named in the Underwriting Agreement, including the Representative (the “Underwriters”).

In consideration of the foregoing and to induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that the undersigned will not, commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Offering (the “Restricted Period”), without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including, without limitation, any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to delivery of Common Stock or other Securities, in cash settlement or otherwise, by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any shares of Common Stock or any other Securities currently or hereafter held of record or beneficially owned by the undersigned, or publicly disclose the undersigned’s intention to do any of the foregoing. Without limiting the foregoing, it is expressly agreed and acknowledged by the undersigned that the foregoing restrictions preclude the holder of shares of Common Stock and/or other Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or other Securities during the Restricted Period, even if such shares of Common Stock or other Securities would be disposed of by someone other than such holder.

Notwithstanding the foregoing, the undersigned may transfer shares of the undersigned’s Common Stock or other Securities (i) as a bona fide gift or gifts, (ii) by will or intestate succession; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv) if the undersigned is an entity, to a member, stockholder, partner or an affiliate of the undersigned; provided, in each case, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Agreement and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than a filing of a Form 5 made after the expiration of the Restricted Period). For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (ii) “affiliate” of the undersigned shall mean any business entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned. The term “control” in this paragraph means beneficial ownership of more than fifty percent (50%) of the issued and outstanding equity interest or share capital of an entity.

In addition, the foregoing restrictions shall not apply to (i) the exercise of any equity awards pursuant to the Company’s equity incentive plans in effect on the date hereof or the exercise of warrants issued by the Company outstanding on the date hereof; provided, that such restrictions shall apply to any of the undersigned’s Common Stock or other Securities issued upon such exercise, (ii) any transfers of shares of the undersigned’s Common Stock or other Securities to the Company (a) in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting or exercise of any equity award granted by the Company or (b) in exercise of the Company’s right to repurchase or reacquire the undersigned’s Common Stock or other Securities pursuant to agreements that permit the Company to repurchase or reacquire shares of the undersigned’s Common Stock or other Securities upon termination of services to the Company; (iii) any transfers of the undersigned’s Common Stock or other Securities pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock of the Company, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; or (iv) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Plan”); provided, that (a) no sales of the undersigned’s Common Stock or other Securities shall be made pursuant to such a Plan prior to the expiration of the Restricted Period, and (b) such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any other Securities.

If the undersigned is an executive officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or other Securities held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal or legal representatives, and assigns of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Nothing in this agreement shall constitute an obligation to purchase shares of Common Stock or other Securities of the Company. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that each Underwriter will rely on the representations and agreements of the undersigned contained in this agreement in connection with entering into the Underwriting Agreement and performing the obligations of each Underwriter thereunder.

If (i) the Underwriting Agreement is not executed by the parties thereto prior to July 31, 2017, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Company notifies any Representative that it does not intend to proceed with the Offering, then this agreement shall automatically terminate and become null and void.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that, upon request, the undersigned will execute any additional agreements or other documents necessary in connection with the enforcement hereof.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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